HUCK INTERNATIONAL, INC.

                 EXCESS BENEFIT PLAN FOR SELECTED EMPLOYEES

                        (Effective November 1, 1991)

               (Amended and Restated Effective June 16, 1997)



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                             Table of Contents





Section                                                            Page


 1 -    PURPOSE OF PLAN.............................................. 3

 2 -    ESTABLISHMENT OF PLAN........................................ 3

 3 -    DEFINITIONS.................................................. 3

 4 -    ELIGIBILITY FOR PARTICIPATION................................ 4

 5 -    BENEFITS..................................................... 4

 6 -    DEATH........................................................ 6

 7 -    INCOME TAX WITHHOLDING....................................... 6

 8 -    NO REQUIREMENT TO FUND....................................... 6

 9 -    ADMINISTRATION OF PLAN....................................... 7

10 -    LIMITATION OF PARTICIPANT'S RIGHTS........................... 7

11 -    AMENDMENT OR TERMINATION OF PLAN............................. 8

12 -    SPENDTHRIFT CLAUSE........................................... 8

13 -    PAYMENT DUE AN INCOMPETENT................................... 8

14 -    CONSTRUCTION................................................. 8

15 -    SEVERABILITY.......................-......................... 9

16 -    GOVERNING LAW................................................ 9

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                          HUCK INTERNATIONAL, INC.

                            EXCESS BENEFIT PLAN

                           FOR SELECTED EMPLOYEES


SECTION 1 - PURPOSE OF PLAN

The Huck International, Inc. Excess Benefit Plan for Selected Employees has been established to supplement the retirement benefits of certain key Employees who participate in the Huck International, Inc. Personal Retirement Account Plan ("PRA"), a tax-qualified retirement plan under
Section 401(a) of the Internal Revenue Code of 1986, as amended, by expanding the compensation on which benefits are calculated, by providing a higher contribution rate than the PRA, and by providing benefits that cannot be paid by the PRA on account of limitations in the Internal Revenue Code.

SECTION 2 - ESTABLISHMENT OF PLAN

Effective November 1, 1991, Huck International, Inc., a wholly owned subsidiary of Thiokol Corporation, adopted the Huck International, Inc. Excess Benefit Plan for Selected Employees . This Plan is amended and restated effective June 16, 1997.

SECTION 3 - DEFINITIONS

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the Thiokol Corporation Plan Administration Committee.

"Effective Date" means November 1, 1991.

"Employee" means an employee of Huck International, Inc.

"Employer" means Huck International, Inc.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Participant"   means  a  key  Employee  of  the  Employer  selected  as  a
Participant by the Committee as described in Section 4.

"Plan" means the Huck International, Inc. Excess Benefit Plan for Selected Employees.

"Plan Compensation" means the employee's base salary (without regard to any salary reduction agreements under Code Sections 401(k) or 125), plus any amount awarded to the employee under one of Thiokol Corporation's executive bonus plans, other than

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the long-term incentive program and stock options exercised and paid during the Plan Year, and the Huck  International,  Inc. Profit Sharing  Incentive
Plan.

"Plan Year" means the 12-month period ending December 31.

"PRA" means the Huck International, Inc. Personal Retirement Account Plan.

"Prior Plan" means the Federal-Mogul Corporation Supplemental Executive Retirement Plan.

Terms not defined herein shall be construed in reference to the same or similar terms as used in the PRA.

SECTION 4 - ELIGIBILITY FOR PARTICIPATION

Effective June 16, 1997, new Participants in the Plan must be eligible to participate in the PRA and be a key Employee of the Employer designated by the Committee as a Participant.

Prior to June 16, 1997 the Employees listed on Appendix A were Participants in the Plan and continue to be eligible to participate in the Plan so long as they are active Employees of the Employer.

Employees who participated in the Prior Plan on November 1, 1991 had the value of their accrued benefit in the Prior Plan transferred to this Plan as of the Effective Date, if they were still employed by the Employer on the Effective Date.

SECTION 5 - BENEFITS

5.1  Benefits formula

     A separate unfunded book account is maintained for each Participant. A Participant's accrued benefit under the Plan is equal to the Participant's account balance. A Participant's account balance will equal the sum of the amounts in subsections (i), (ii), and (iii), and reduced by the amount in subsection (iv).

     (i) As of the Effective Date, an amount shall be credited to the Participant's account equal to the accrued benefit, if any, of the Participant in the Prior Plan plus interest for the period from November 1, 1991 to the Effective Date at the rate that was in effect under the Prior Plan on November 1, 1991.

     (ii) As of the last day of each calendar month of active Participation under the PRA, the following amount shall be credited to the Participant's account:

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          (a) 2-1/2 percent of Plan Compensation  received by the Participant for each such calendar month which ends prior to his attainment of age 30;

          (b) 3-3/4 percent of Plan Compensation received by the Participant for each such calendar month which ends prior to his attainment of age 40 but subsequent to his attainment of age 30;

          (c) 5 percent of Plan Compensation received by the Participant for each such calendar month which ends prior to his attainment of age 50 but subsequent to his attainment of age 40;

          (d) 7-1/2 percent of Plan Compensation received by the Participant for each such calendar month which ends prior to his attainment of age 60 but subsequent to his attainment of age 50; and

          (e) 10 percent of Plan Compensation received by the Participant for each such calendar month subsequent to his attainment of age 60.

     (iii)Until January 1, 1997 a Participant's account balance shall receive a credit as of the last day of each calendar month equal to the product of (1) the interest rate used by the PBGC to value lump sum benefits for plans terminating as of the first day of the Plan Year, compounded monthly at a simple annual rate and (2) the Participant's account balance as of the last day of the calendar month. After January 1, 1997 a Participant's account balance shall receive a credit as of the last day of each calendar month equal to the product of the average yield on 1-year Treasury Constant Maturities for November of the preceding Plan Year plus 100 basis points and (2) the Participant's account balance as of the last day of the calendar month.

     (iv) A Participant's account balance shall be reduced by the account balance payable under the PRA (after taking into account the limitations imposed by Code Section 415).


5.2      Vesting and Forfeiture

          The vested percentage of a Participant's benefit under this Plan shall be equal to the vested percentage of the Participant's accrued benefit under the PRA; however, a Participant shall forfeit all benefits under the Plan if --

          (i) the Participant engages in a willful, deliberate, or gross act of commission or omission which is injurious to the finances or reputation of the Employer or any of its affiliates;

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          (ii) prior  to age 65,  the  Participant  serves  as a  director,
               officer,   partner,   employee,    consultant,   agent,   or
               representative of any business entity which sells any product or service in direct competition with any product or service sold by the Employer or any affiliate; or

          (iii) the Participant breaches any agreement with the Employer.

          In the event a Participant voluntarily terminates employment with the Employer, any benefits under this plan, unless vested under the vesting provisions of this Plan at the time the Employee terminates, shall be forfeited, and the Participant shall receive no benefits.

5.4      Payment of Benefits

          A Participant's entire account balance will be distributed in the form of a lump sum payment at the same time a Participant elects under the terms of the PRA to receive the first PRA benefit payment. In no event shall a benefit be payable to a Participant in a month the Participant receives Plan Compensation from the Employer.

SECTION 6 - DEATH

If a married Participant dies before his account balance is distributed to him, his account balance shall be 100% vested on the date of his death and the entire account balance shall be payable to his spouse at the same time the spouse elects under the terms of the PRA to receive the first PRA benefit payment. If an unmarried Participant dies before his annuity starting date, the vested portion of his account balance shall be paid to his estate or beneficiary, as appropriate.

SECTION 7 - INCOME TAX WITHHOLDING

The Employer shall deduct from all payments under this Plan the amount of any applicable income and employment tax withholding requirements.

SECTION 8 - NO REQUIREMENT TO FUND

The entire cost of providing benefits under the Plan shall be paid by the Employer out of its current operations, and the Employer's obligations under the Plan shall be an unfunded and unsecured promise to pay. The
Employer shall not be obligated under any circumstances to fund its obligations under the Plan. No contributions by Participants are required or permitted under the Plan.

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SECTION 9 - ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have plenary authority, subject to the express provisions hereof, to select
Employees eligible to participate in the Plan; resolve any questions arising under the Plan; to correct any defect or supply an omission or reconcile any inconsistency; to establish amend and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration and continued successful operation of the Plan. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee shall act only by a majority of its members then in office and its actions shall be recorded in minutes of the Committee meetings which shall be conclusive of all such actions taken. The Committee shall have the right to delegate such Plan administration as it shall determine to the Chairman or Chairman's designee.

SECTION 10 - LIMITATION OF PARTICIPANT'S RIGHTS

10.1      Plan not a Contract of Employment

          Neither this Plan, nor participation in it, shall be construed in any manner as a contract of continuing employment with the Corporation either expressed or implied. Nothing in the Plan shall interfere with or limit in any way the right of the Corporation to terminate any Participant's employment at any time, or confer upon any Participant any right to continue in the employ of the Corporation for any period of time or to continue a Participant's present or any other rate of compensation. No employee shall have a right to be selected as a Participant, or having been so selected, to be selected again as a Participant.

10.2     Unsecured Creditor

          The rights of any Participant or any person claiming through the Participant under the Plan shall be solely those of an unsecured general creditor of the Employer. Any Participant, or any person claiming through the Participant, shall only have the right to receive from the Employer those payments as specified in this Plan. Each Participant agrees that he or any person claiming through him shall have no rights or interests in any assets of the Employer.

10.3     No Trust

          No asset used or acquired by the Employer in connection with the liabilities it has assumed under the Plan shall be deemed to be held under any trust for the benefit of any Participant. Nor shall any such asset be considered security for the performance of the obligations of the Employer, but shall be, and remain, a general unpledged and unrestricted asset of the Employer, except as provided by separate agreement and as permitted under Internal Revenue Service and

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          Department   of  Labor  rules  and   regulations   for   unfunded
          supplemental retirement plans.

10.4     Plan Binding

          The Plan is binding on the beneficiaries, executor, and administrator of the Participant, and upon the successors (by sale or otherwise) of the Company who succeed to substantially all the assets and the business of the Company.

SECTION 11 - AMENDMENT OR TERMINATION

Subject to the provisions of this Section 11, the Committee shall have the right at any time, from time-to-time, with notice to Participants to suspend, discontinue or amend this Plan in any respect whatsoever. No such amendment or termination shall reduce or otherwise affect the benefits payable to or on behalf of any Participant that have accrued prior to such amendment or termination without the written consent of the Participant (or beneficiary, if applicable). In addition, the complete or partial termination of this Plan shall have the same effect on the vesting of benefits accrued to date under this Plan as in the case of a complete or partial termination of the PRA.

SECTION 12 - SPENDTHRIFT CLAUSE

No right, title or interest of any kind in the Plan shall be transferable or assignable by any Participant or Surviving Spouse or be subject to alienation, anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, whether voluntary or involuntary, nor subject to the debts, contracts, liabilities, engagements, or torts of the Participant or Surviving Spouse. Any attempt to alienate, anticipate, encumber, sell, transfer, assign, pledge, garnish, attach or otherwise subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

SECTION 13 - PAYMENT DUE AN INCOMPETENT

If the Plan Administration Committee receives evidence that a Participant or Surviving Spouse entitled to receive any payment under the Plan is physically or mentally incompetent to receive such payment, the Committee may, in its sole discretion, direct the payment to any other person or trust which has been legally appointed by the courts.

SECTION 14 - CONSTRUCTION

Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular. When used herein, the masculine gender includes the feminine gender.


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SECTION 15 - SEVERABILITY

In the event that any provision of this Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable and this Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

SECTION 16 - GOVERNING LAW

The validity and effect of this Plan and the rights and obligations of all persons affected hereby shall be construed and determined in accordance with the laws of the State of Utah unless superseded by federal law.

IN WITNESS WHEREOF, the Board of Directors has caused this Plan to be signed by its duly appointed officers and its corporate seal to be hereunto affixed as of this 16th day of June, 1997.


          /s/ Bruce M. Zorich
By:      ___________________________
         President

                                                             ~ Seal ~
ATTESTED:


          /s/ Edwin M. North
By:      ___________________________
                         Secretary